Exhibit 16.1

February 25, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of Form 8-K dated February 25, 2025 of Iveda Solutions, Inc. and are in agreement with these statements contained therein as it regards our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01 of Form 8-K.

Sincerely,

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP

Los Angeles, California